Velev/Equityline Group of Companies

September, 2020


Board of Directors
Non-Canadian LPs (Unit by Class)
Velev Capital Jamaica ULC *Not Active
Velev Capital US ULC
Canadian LPs (Unit by Class)
Sergiy Shchavyelyev
Shares
Velev Capital GP Inc.
Velev Capital Limited Partnership
Public Placement (JSE)
Sergiy Shchavyelyev and 3 others
Exempt Placement
Board of Directors
Series A
Common Shares
Several Classes of Preference Shares
Other Classes of Shares
Cross Investments Permitted
Equityline Mortgage Investment Corp.
Portfolios Allocated to Units by Class
100%
Canadian Real Estate Portfolio
Mortgage Portfolio
Sales are permitted
Mortgage Portfolio
Management Agreement
Management Agreement
Management Agreement
Brokerage Agreement
Brokerage Agreement
Equityline Services Corp. (asset management)
Equityline Financial Corp. (mortgage brokerage)
shares/ director
Sergiy Shchavyelyev
Canada
US
Accredited Exempt Placement
Velev Capital (Delaware) Inc.
LPs Class A (Offering 2020)
Initial LP
GP — EquityLine Capital (Delaware) LLC
EquityLine Capital (Delaware) Limited Partnership
US Real Estate Portfolio
Investments/Loans (includes Velev/EquityLine)